PROPERTY TAX INCREMENT REBATE AGREEMENT

This Property Tax Increment Rebate Agreement, dated as of February 1, 2006 (the "Rebate Agreement"), is made and entered into between Pratt County, a county duly organized and existing under the laws of the State of Kansas (the "County"), and Gateway Ethanol, LLC, a Kansas limited liability company (the "Company").

RECITALS

Pursuant to the provisions of Kansas Statutes, Section 12-17,114-12-17,120, as amended (the "Kansas Neighborhood Revitalization Act" or the "Act"), the governing bodies of two or more municipalities (within the meaning of Kansas Statutes, Section 10-1101, as amended) may designate any area within such municipalities as a neighborhood revitalization area if such governing bodies determine that one or more of the conditions described in Section 12-17,115 of the Kansas Neighborhood Revitalization Act exist and that the rehabilitation, conservation, or redevelopment of the area is necessary to protect the public health, safety, or welfare of the residents of the municipalities.

Pursuant to the terms of an Interlocal Agreement, effective April 1, 1996 (the "Interlocal Agreement"), between the County, Pratt Community College, Pratt Unified School District #382, and various other political subdivisions of the County (the "Public Agencies"), the Public Agencies adopted the Pratt Neighborhood Revitalization Plan (the "Plan") to promote the revitalization and development of the County as a neighborhood revitalization area (the "Neighborhood Revitalization Area" or the "Area") by stimulating new construction and the rehabilitation, conservation, or redevelopment of the Area in order to protect the public health, safety, or welfare of the Area by offering certain incentives which includes tax rebates.

Under the terms of the Plan and pursuant to Section 12-17,118 of the Kansas Neighborhood Revitalization Act, the Public Agencies agreed to rebate any "increment" in ad valorem property taxes levied by the Public Agencies resulting from improvements by a taxpayer to property in the Neighborhood Revitalization Area to the taxpayer in the form of rebates. For purposes of the Act, the term "increment" means that amount of ad valorem taxes collected from real property located within the neighborhood revitalization area that is in excess of the amount which is produced from such property and attributable to the assess valuation of such property prior to the date the neighborhood revitalization area was established.

The Company is proposing to construct on land located within the Neighborhood Revitalization Area a dry-mill grain processing facility (the "Facility") at a cost of approximately $__________. The Company has fulfilled the requirements of the Act and the Plan to qualify for the property tax increment rebates authorized by the Plan and the Act.

NOW, THEREFORE, in consideration of the premises and mutual covenants hereinafter set forth, the parties hereto do hereby agree as follows:

ARTICLE I — DEFINITIONS AND INTERPRETATION

Section 1.1. Defined Terms. In addition to the terms defined in the RECITALS to this Rebate Agreement, the following defined terms shall have the following meanings:

"Event of Default" means any Event of Default described in Section 4.1.

"Increment" means ninety-five percent (95%) of that amount of ad valorem taxes collected from the Facility that is in excess of the amount which is produced from the Facility and attributable to the assessed valuation of the Land prior to the date the Neighborhood Revitalization Area was established.

"Land" means the land within the Neighborhood Revitalization Area on which the Facility is to be constructed.

"Lender" means Dougherty Funding LLC, and its successors and assigns, with its address at 90 South Seventh Street, Suite 4400, Minneapolis, Minnesota 55402-4115.

"Neighborhood Revitalization Fund" or "Fund" means the Neighborhood Revitalization Fund established by the County under the provisions of Section 12-17,118 of the Act in which any Increment is to be deposited to be returned to the Company in the form of Rebates.

"Promissory Note" means the Promissory Note, dated February 1, 2006, in the principal amount of $11,340,000, executed by the Company and delivered to the Lender.

"Rebate" means the Increment in ad valorem property taxes levied by the Public Agencies resulting from the acquisition, construction, and equipping of the Facility and other improvements of the Company with respect to the Land which is credited to the Neighborhood Revitalization Fund for the purpose of returning a portion of such Increment to the Company.

Section 1.2. Interpretation. The following principles govern the interpretation of other words and phrases used in this Rebate Agreement:

(a) Articles, sections, paragraphs and clauses mentioned by number only are those so numbered which are contained in this Rebate Agreement;

(b) Captions, titles or headings preceding any article or section herein, in any table of contents or index attached hereto, are solely for convenience of reference and are not part of this Agreement and shall not affect its meaning, construction or effect.

(c) Terms such as herein, hereunder, hereby, hereto, and hereof, and other words of similar import, refer to this Agreement as a whole and not to any particular Article, Section or subdivision unless the context clearly indicates otherwise;

(d) "Heretofore" and "hereafter" mean before and after the date of execution and delivery of this Agreement;

(e) Words importing the masculine gender include the feminine and neuter gender;

(f) Words importing persons include firms, associations, corporations and other entities;

(g) Unless the context clearly requires otherwise, words importing the singular number include the plural number and visa versa;

(h) All references in this Agreement to designated "articles," "sections," and other subdivisions are to the designated articles, sections and other subdivisions of this Agreement; and

(i) All accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles and all computations provided for herein shall be made in accordance with generally accepted accounting principles.

ARTICLE II — REPRESENTATIONS OF THE COUNTY

Section 2.1. Representations of the County. The County hereby represents that:

(a) Organization, Standing. It is a county duly organized and validly existing under the laws of the State of Kansas and has all requisite corporate power and authority to carry on its business as now conducted, to enter into this Rebate Agreement, and to perform all of its obligations under this Rebate Agreement.

(b) Validity. This Rebate Agreement constitutes a legal, valid and binding obligation of the County, enforceable in accordance with its terms (subject to limitations as to enforceability which might result from bankruptcy, insolvency, moratorium or other similar laws affecting creditors' rights and from application of principles of equity). The execution, delivery and performance by it of this Rebate Agreement are within its corporate powers, have been duly authorized by all necessary corporate action, do not and will not contravene or conflict with any provision of its authorizing statute or bylaws or any resolutions previously adopted by it (and not superseded by a subsequent resolution) and will not result in the breach of or constitute a default under any other agreement or instrument to which it is party or by which it or its property may be bound.

(c) Compliance with Law. No consent, approval, authorization of, or registration, declaration or filing with, any governmental authority is required on the part of the County in connection with the execution and delivery of this Rebate Agreement or the performance of or compliance with the terms, provisions or conditions hereof and thereof, except for consents and approvals which have been obtained.

(d) Litigation. There is no action, proceeding or investigation pending or overtly threatened (or any basis therefor known to it) which questions the validity of this Rebate Agreement or any action taken or to be taken pursuant hereto or thereto, or which might, either in any case or in the aggregate have a material adverse effect on its condition (financial or other) or operations.

(e) Financing Statements. The County consents to the filing of all necessary and required financing statements, if any, prerequisite to the perfection of the security interest of the Company in the Fund and the Rebates, subject only to the filing of UCC continuation statements, if any, with respect to the Fund and the Rebates which are required under applicable Kansas law.

Section 2.2. Representations of the Company. The Company hereby represents that:

(a) Organization, Standing, et cetera. It is a limited liability company duly organized and validly existing under the laws of the State of Kansas and has all requisite corporate power and authority: (i) to carry on its business as now conducted; (ii) to enter into this Rebate Agreement; and (iii) to perform all of its obligations under this Rebate Agreement.

(b) Validity. This Rebate Agreement constitutes a legal, valid and binding obligation of the Company, enforceable in accordance with its terms (subject to limitations as to enforceability which might result from bankruptcy, insolvency, moratorium or other similar laws affecting creditors' rights and from application of principles of equity). The execution, delivery and performance by it of this Rebate

Agreement is within its corporate powers, has been duly authorized by all necessary action, does not and will not contravene or conflict with any provision of its organizational documents or any resolutions previously adopted by it (and not superseded by a subsequent resolution) and will not result in the breach of or constitute a default under any other agreement or instrument to which it is party or by which it or its property may be bound.

(c) Compliance with Law. No consent, approval, authorization of, or registration, declaration or filing with, any governmental authority is required on the part of the Company in connection with the execution and delivery of this Rebate Agreement or the performance of or compliance with the terms, provisions or conditions hereof, except for consents and approvals which have been obtained.

(d) Litigation. There is no action, proceeding or investigation pending or overtly threatened (or any basis therefor known to it) which questions the validity of this Rebate Agreement or any action taken or to be taken pursuant hereto or which might, either in any case or in the aggregate have a material adverse effect on its condition (financial or other) or operations.

(e) Pledge. Pursuant to applicable law, the Company has validly pledged its right, title and interest in the Rebates to the Lender to secure payment of the principal of, premium, if any, and interest on the Promissory Note. There are no other pledges or assignments of the Rebates by the Company.

(f) No Defenses. As of the date hereof, the Company has no claim against the County that would detract from, nor constitute any defense to, the County's obligation to pay or cause the payment of the Rebates to the Lender in accordance with the instruction and directions of the Company under this Rebate Agreement.

(g) Financing Statements. The Company consents to the filing of all necessary and required financing statements, if any, prerequisite to the perfection of the security interests of the Lender in the Rebates granted by the Company (subject only to the filing of UCC continuation statements, if any, with respect to the Rebates, to the extent required under applicable law).

(h) Name and Address. The Company has not within the past five years operated, nor is it now operating, in the United States under any trade name other than its true corporate name, which is set out in the preamble hereto. The Company's principal place of business, chief executive office and the place where its records relating to this Rebate Agreement are located at the address set out under its signature to this Agreement.

ARTICLE III — REBATES

Section 3.1. Rebate of Property Tax Increment. The County hereby acknowledges that the Company has met the requirements of the Act and the Plan with respect to the Facility in order to be entitled to the receipt of Rebates in accordance with the terms of the Act. The County has created the Neighborhood Revitalization Fund to finance the redevelopment of the Area. Any Increment in ad valorem property taxes levied by the Public Agencies resulting from the development, acquisition, construction, and equipping of the Facility by the Company shall be credited, in accordance with the Plan, to the Neighborhood Revitalization Fund for the purpose of returning a portion of such Increment to the Company in the form of Rebates in accordance with the following schedule: (i) for years 2007 through 2012, the amount of the Rebate for each such year shall comprise ninety-five percent (95%) of the Increment derived from the Facility for each such year; and (ii) for the years 2013 through 2016, the amount of the Rebate for each such year shall comprise seventy-five percent (75%) of the Increment

derived from the Facility for each such year. The County agrees to transfer to the Company or to the order of the Company as a Rebate within thirty (30) days after the receipt of ad valorem property taxes with respect to the Facility, commencing thirty (30) days after the ad valorem property tax payment due on December 20, 2007, the lesser of: (i) the Increment derived from the Facility for the year of payment; or (ii) the money held in the Neighborhood Revitalization Fund as of such date of transfer that is derived from the Facility.

Section 3.2. Assignment. As security for the payment of the principal of, premium, if any, and interest on the Promissory Note, the Company hereby assigns and pledges to the Lender all of its rights, title, and interest in the Rebates and directs the transfer of such Rebates to the Lender (at 90 South Seventh Street, Suite 4400, Minneapolis, Minnesota 55402-4115, or at such other address as the Lender may designate to the County and the Company in writing). The Company hereby grants to the Lender a first and prior security interest in all of the Company's right, title, and interest in and to the Rebates. The County hereby acknowledges the assignment and pledge of the Rebates to the Lender and hereby agrees to transfer the Rebates to the Lender, at the address set forth in the preceding sentence.

Section 3.3. Reduction or Termination of Rebates. In the event the County determines that a Rebate is required to be reduced or terminated in accordance with the terms of the Act or the Plan, or is required to be reduced or terminated pursuant to a valid administrative or judicial order, the County shall promptly notify the Lender and the Company of such fact in writing.

Section 3.4. Performance of the County and Company of their Obligations. Each of the County and the Company will perform all of its respective duties and obligations and exercise and promptly enforce all of its rights with respect to the Rebates and Increments to the extent necessary to assure that Rebates will be received by the Lender in the amounts and at the times provided by this Rebate Agreement, the Plan, and under applicable provisions of the Act. If either the County or the Company shall fail to make any payment or perform any act required to be made or performed by it hereunder or fail to promptly enforce any of its rights with respect to the Rebates or Increments, the County, the Company, and the Lender, without notice to or demand and without waiving or releasing any obligation or default, may take any actions to enforce such rights as, in the opinion of the County, Company, or Lender, is necessary or appropriate.

Section 3.5. Notices of Changes. Neither the County nor the Company will change its respective principal places of business or the places where its records relating to this Rebate Agreement and the Rebates and Increments are located without first giving the Lender thirty (30) days prior written notice of any such change. Upon written request of the Lender, the County and the Company will at all times cause appropriate financing statements describing the rights and interests subject to this Rebate Agreement to be filed in such manner and in such places as the Lender shall deem necessary or advisable to establish, preserve and protect the interests granted hereunder as a perfected security interest in the rights and interests covered thereby. Each of the County and the Company hereby authorizes the Lender to file one or more financing statements or continuation statements in respect thereof, and amendments thereto, relating to all or any part of the Rebates and Increments, without the signature of the County or the Company, where permitted by law. A photocopy or other reproduction of this Rebate Agreement or any financing statement covering the Rebates and Increments or any part thereof shall be sufficient as a financing statement where permitted by law. The County and the Company shall, at any time, upon request from the Lender, execute any documentation assigning the Rebates and Increments to the Lender that may be requested by the Lender and take all further action that may be necessary or desirable, or that the Lender may request, in order to perfect and protect the security interest granted to the Lender or to enable the Lender to exercise and enforce its third-party rights and remedies under this Rebate Agreement.

ARTICLE IV – DEFAULTS AND REMEDIES

Section 4.1. Events of Default. Any of the following acts and occurrences shall constitute an "Event of Default" hereunder:

(a) Any representation or warranty made by the County or the Company in this Rebate Agreement proves to have been untrue or misleading in any material respect as of the date made or deemed made; or

(b) Default by the County or the Company in the performance or observance of any covenant, agreement, or obligation under this Rebate Agreement and the continuance of such default for a period of thirty (30) days after written notice thereof is given by the Lender, the County, or the Company to the party in default.

Section 4.2. Remedies. Upon the occurrence and continuance of any Event of Default, and subject to the limitations contained in Section 5.9, the Lender, the County, or the Company may take any one or more of the follow steps:

(a) by mandamus or other suit, action or proceeding, at law or in equity, require the County or the Company to perform its respective covenants and obligations under this Rebate Agreement, or enjoin any acts or things that may be unlawful or in violation of the rights of the Lender, the County, or the Company;

(b) have access to and inspect, examine and make copies of all of the books and records and any and all accounts and similar data of the County or the Company relating to the Rebates or Increments, in each case at reasonable times and upon prior written notice;

(c) to the extent consistent with this Rebate Agreement, exercise any of the remedies available to a secured party under the Uniform Commercial Code in effect in the State of Kansas with respect to the Rebates or Increments; or

(d) take whatever other action at law or in equity may appear necessary or desirable to collect the Rebates due hereunder, or to enforce any obligation, covenant or agreement of the County or the Company under this Rebate Agreement; or

(e) in the event the County or the Company should become a debtor in a proceeding filed by or against either of them under the United States Bankruptcy Code (11 United States Code, Section 101 et seq.), the Lender may file claims or proofs of claim and take whatever other actions may be required to recover the maximum amounts obtainable from the estate of the debtor.

The County shall not incur any liability hereunder upon the occurrence of an Event of Default that is due solely to an action or failure to act by the Company or that is due solely to an untrue or misleading representation or warranty by the Company.

Section 4.3. Remedies Not Exclusive. No remedy conferred herein or reserved to the Lender, the County, or the Company is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or, to the extent consistent with this Agreement, now or hereafter existing at law or in equity or by statute. The Lender shall have all of the rights, remedies and recourses with respect to the Rebates and

Increments afforded a secured party, in addition to, and not in limitation of, the other rights, remedies and recourses afforded the Lender, County, and Company under this Rebate Agreement.

Section 4.4. Delay or Omission not Waiver. The failure of the Lender, the County, or the Company to exercise any right or remedy provided hereunder upon an Event of Default shall not constitute a waiver of any such Event of Default. Every right and remedy given by this Article 4 or by law may be exercised from time to time, and as often as may be deemed expedient.

ARTICLE V – MISCELLANEOUS

Section 5.1. Term of Rebate Agreement. This Rebate Agreement shall be valid and enforceable from the date of execution and delivery hereof until the date on which all obligations hereunder have been paid in full.

Section 5.2. Amendment. This Rebate Agreement may be amended only by an instrument in writing executed by the duly authorized representatives of the County and the Company, and only with the prior written consent of the Lender.

Section 5.3. Notices. All notices and other communications provided for hereunder shall be in writing and addressed to each party at the address set out under that party's signature hereto or otherwise provided herein, or as to each party at such other address as shall be designated by such party in a written notice to the other parties. All notices shall be deemed to have been duly given when transmitted by fax, email, or personally delivered or, in the case of mailed notice, five days after deposited with the United States Postal Service with sufficient postage affixed thereto, in each case addressed as aforesaid.

Section 5.4. Governing Law. This Rebate Agreement shall be governed by, and construed in accordance with, the law of the State of Kansas.

Section 5.5. Severability. If any provision of this Rebate Agreement is determined by a court of competent jurisdiction to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining portions shall not in any way be affected or impaired. If any covenant, stipulation, obligation or agreement of the County or the Company contained in this Rebate Agreement is held to be in violation of law, then such covenant, stipulation, obligation or agreement shall be deemed to be the covenant, stipulation, obligation or agreement of the County or the Company, as the case may be, to the full extent permitted by law.

Section 5.6. Multiple Counterparts. This Agreement may be simultaneously executed in multiple counterparts, all of which shall constitute one and the same instrument and each of which shall be, and shall be deemed to be, an original.

Section 5.7. Limitation on Liability. Notwithstanding anything to the contrary, in this Rebate Agreement or otherwise, the County's obligations to the Lender and the Company under this Rebate Agreement shall be limited to and payable solely from the Increments and neither the Company nor the Lender shall have recourse to any other assets of the County. Nothing herein shall preclude a proper party in interest from seeking and obtaining specific performance against the County for failure to comply with any term, condition, covenant or agreement herein; provided that no damages, costs, expenses, or other monetary relief shall be recoverable from the County.

Section 5.8. Indemnification by Company. The Company hereby agrees to pay, protect, indemnify, and save the County harmless from and against, all liabilities, losses, damages, costs and expenses (including reasonable attorneys' fees and expenses), causes of action, suits, claims, demands and judgments of any nature (other than those arising from the gross negligence or willful misconduct of the County) arising from this Rebate Agreement. The provisions of this Section shall survive the satisfaction of the obligations of the County under Article III of this Rebate Agreement.

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IN WITNESS WHEREOF, the County and the Company have caused this Rebate Agreement to be duly executed by their duly authorized officers as of the date first written hereinabove.

PRATT COUNTY, KANSAS

By ______________________
Dwight Adams

____
Charles Rinke

____
Joe Reynolds

Attest:

____
Sherry Kruse
County Clerk

Pratt County
300 S. Ninnescah
P.O. Box 885
Pratt, Kansas 67124

Execution page of the Company to the Rebate Agreement, dated February 1, 2006.

GATEWAY ETHANOL, LLC,
a Kansas limited liability company

By: ______________________
H. Richard Jarboe
President

Gateway Ethanol, LLC
c/o SNB Associates
307 South Main
Pratt, Kansas 67124

DU111-114 (JU)
273886v.2